Exhibit 99.1

Contact:	Bill Loughman
Chief Financial Officer
404-525-7272

AIRGATE PCS, INC. ANNOUNCES FIRST QUARTER FISCAL 2005 RESULTS

REACHES 400,000 SUBSCRIBERS AND 46% YEAR OVER YEAR GROSS ADDITION GROWTH

ATLANTA (February 8, 2005) – AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its first fiscal quarter ended December 31, 2004.

Financial and operating highlights of the quarter include the following:

•	Net loss for the quarter was ($15.3) million, or ($1.30) per share, compared with net income of $173.0 million, or $33.32 per share in the first fiscal quarter of 2004.

•	EBITDA, earnings before interest, taxes, depreciation and amortization, was $11.9 million compared with $11.8 million in the first fiscal quarter of 2004.

•	Gross additions were 51,931 compared with 35,601 in the first fiscal quarter of 2004.

•	Churn decreased to 2.72% from 3.10% in the first fiscal quarter of 2004.

•	Net additions were 15,775 compared with 438 in the first fiscal quarter of 2004.

•	Cash, cash equivalents and short-term investment securities increased to $110.0 million as of December 31, 2004 from $68.5 million at September 30, 2004.

First Quarter Financial Overview and Key Operating Metrics
Financial and operating metrics, which include non-GAAP financial measures, for the quarters ended December 31, 2004 and 2003 include the following:

	For the Quarters Ended December 31,
	2004	2003	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$92,212	$81,503	$10,709	13.1%
Operating expenses	96,265	81,454	14,811	18.2%
Loss from continuing operations	(15,264)	(11,110)	(4,154)	N/M
Discontinued operations	—	184,115	(184,115)	(100.0%)
Net income (loss)	(15,264)	173,005	(188,269)	(108.8%)
Capital expenditures	2,773	1,599	1,174	73.4%
Cash, cash equivalents and short-term investments, end of period	109,976	60,043	49,933	83.2%

Key Operating Metrics and Non-GAAP Financial Measures
Total subscribers, end of period	400,312	359,898	40,414	11.2%
Subscriber gross additions	51,931	35,601	16,330	45.9%
Subscriber net additions	15,775	438	15,337	N/M
Churn	2.72%	3.10%	(0.38%)	N/M
Wholesale subscribers	23,472	—	23,472	N/M
ARPU	$55.36	$57.62	$(2.26)	(3.9%)
CPGA	$309	$437	$(128)	(29.3%)
EBITDA (in thousands)	$11,940	$11,816	$124	1.0%

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

Notable financial effects during the quarter ended December 31, 2003 included:

•	A reduction to roaming revenues of approximately $0.9 million resulting from a correction in Sprint’s billing system with respect to data-related inbound roaming revenues.

•	A reduction of cost of service and roaming of $3.8 million related to a year-end settlement of 2003 Sprint service bureau fees and Sprint’s decision to discontinue their billing system conversion.

•	An increase of general and administrative expenses related to debt restructuring costs of $2.3 million.

•	Net income was positively affected by a $184.1 million non-monetary gain from disposition of discontinued operations resulting from the elimination of the investment in iPCS.

Recent Events
On December 8, 2004, it was announced that the Board of Directors approved a definitive agreement under which AirGate PCS, Inc. will merge with and into a wholly-owned subsidiary of Alamosa Holdings, Inc. Under the terms of the definitive agreement, AirGate shareholders will receive 2.87 Alamosa shares for every share of AirGate common stock they hold. In addition, AirGate shareholders will have the option to elect cash consideration in place of Alamosa stock, up to an aggregate amount of $100 million, with the per share cash consideration based on the average closing price of Alamosa stock in the ten trading days prior to the completion of the transaction multiplied by 2.87.

The shareholders of AirGate are scheduled to meet on February 15, 2005 to vote on adoption of the merger agreement.

Management Comments
“AirGate is off to a great start for Fiscal 2005,” said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. “These improved results reflect the actions we have taken over the past year to strengthen our financial position, improve our operating efficiencies and increase the productivity of our sales channels. We will continue to build on this foundation and leverage our operating expertise to enhance our competitive position in the marketplace.”

“This was the first quarter in which we added a material number of wholesale subscribers,” Dougherty continued. “We added approximately 23,000 wholesale subscribers during the quarter in addition to approximately 16,000 net subscribers added through our Sprint-branded business. We are very pleased with these net addition results especially considering that we were able to achieve a CPGA approaching $300 during the quarter.”

“The first quarter of Fiscal 2005 also marked a defining point for the Company as we announced a definitive agreement under which AirGate will merge with and into a wholly-owned subsidiary of Alamosa Holdings, Inc,” Dougherty continued. “We believe that this proposed combination creates the premier Sprint PCS Affiliate serving a combined population of over 23 million residents and approximately 1.3 million subscribers. The increased scale of our combined company offers significant opportunities for additional operational and financial benefits, and will be a platform for future growth and value creation for customers and shareholders alike. Together we will leverage the assets and operating expertise of our companies, as well as the

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

proven Sprint PCS brand, and move forward aggressively to strengthen our leadership position in the competitive wireless marketplace. With the proposed transaction with Alamosa, we have many reasons to be optimistic about the outlook for fiscal 2005.”

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

Forward Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between Alamosa Holdings, Inc. (“Alamosa”) and AirGate PCS, Inc. (“AirGate”), including future financial and operating results; (2) statements with respect to Alamosa’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Alamosa’s and AirGate’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of Alamosa and AirGate may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the Alamosa/AirGate transaction may not be fully realized or realized within the expected time frame; (3) the failure of AirGate and Alamosa stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; (5) Alamosa’s and AirGate’s dependence on their affiliation with Sprint; (6) shifts in populations or network focus; (7) changes or advances in technology; (8) changes in Sprint’s national service plans or fee structure with Alamosa or AirGate; (9) change in population; (10) difficulties in network construction; (11) increased competition in Alamosa’s and AirGate’s markets; and (12) adverse changes in financial position, condition or results of operations. Additional factors that could cause Alamosa’s and AirGate’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K of AirGate and in the 2003 Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q of Alamosa filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and Alamosa and AirGate assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

On January 19, 2005, Alamosa filed a definitive proxy statement/prospectus with the Commission regarding the proposed merger with AirGate. Stockholders are urged to read the definitive joint proxy statement/prospectus because it contains important information. Stockholders can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Alamosa and AirGate, without charge, at the Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Commission that are incorporated by reference in the joint proxy statement/prospectus can also be obtained without charge, by directing a request to Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Jon Drake (806-722-1100); or

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

AirGate PCS, Inc., Harris Tower, 233 Peachtree Street, N.E. Suite 1700, Atlanta, Georgia 30303, Attention: Bill Loughman (404-525-7272).

The respective directors and executive officers of Alamosa and AirGate and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Alamosa’s directors and executive officers is available in the proxy statement filed with the Commission by Alamosa on April 23, 2004, and information regarding AirGate’s directors and executive officers is available in the proxy statement filed with the Commission by AirGate on March 5, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed by Alamosa with the Commission on January 19, 2005, and other relevant materials to be filed with the Commission when they become available.

Financial Measures and Key Operating Metrics
In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Financial Measures and Key Operating Metrics
The Company uses certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Terms such as subscriber net additions, average revenue per user (“ARPU”), churn and cost per gross addition (“CPGA”) are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU and CPGA assist management in budgeting and CPGA also assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn and net subscriber additions, the Company has included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Churn and subscriber net additions are operating statistics with no comparable GAAP financial measure. ARPU and CPGA are supplements to GAAP financial information and should not be considered an alternative to, or more meaningful than, revenues, expenses, loss from continuing operations, or net income (loss) as determined in accordance with GAAP.

Earnings before interest, taxes, depreciation and amortization, or “EBITDA”, is a performance metric used by AirGate and by other companies. Management believes that EBITDA is a useful adjunct to income (loss) from continuing operations and other measurements under GAAP because it is a meaningful measure of a company’s performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance and is sometimes used to evaluate performance for executive compensation. The Company has included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is income (loss) from continuing operations, as well as a

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

reconciliation of EBITDA to income (loss) from continuing operations. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from continuing operations, or operating income (loss) as determined in accordance with GAAP. EBITDA has distinct limitations as compared to GAAP information such as net income (loss), income (loss) from continuing operations, or operating income (loss). By excluding interest and income taxes for example, it may not be apparent that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the decreases in the value of assets that produce revenue for the Company.

ARPU, churn, CPGA and EBITDA as used by the Company may not be comparable to a similarly titled measure of another company.

The following terms used in this report have the following meanings:

•	“ARPU” summarizes the average monthly service revenue per user, excluding roaming and wholesale revenue. The Company excludes roaming and wholesale revenue from its ARPU calculation because this revenue is generated from customers of Sprint and other carriers that use our network and not directly from our subscribers. ARPU is computed by dividing average monthly service revenue for the period by the average subscribers for the period.

•	“Churn” is the average monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the period, expressed as a percentage of the average subscribers for the period. Churn is computed by dividing the number of subscribers that discontinued service during the period, net of 30-day returns, by the average subscribers for the period.

•	“CPGA” summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the equipment margin for handsets sold to new subscribers (equipment revenues less cost of equipment, which costs have historically exceeded the related revenues) and selling and marketing expenses related to adding new subscribers. Retail customer service expenses and the equipment margin on handsets sold to existing subscribers, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing subscribers. That net amount is then divided by the total new subscribers acquired during the period.

•	“EBITDA” means earnings before interest, taxes, depreciation and amortization.

•	“Subscribers” are those customers which are end users of Sprint PCS telecommunication services and are covered by our digital PCS wireless networks. Subscribers are customers of AirGate PCS.

•	“Wholesale subscribers” are non-Sprint subscribers who utilize our digital PCS wireless networks through reseller agreements through Sprint PCS. Wholesale subscribers are not subscribers of AirGate PCS and are not included in our subscriber counts described above.

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

AIRGATE PCS, INC.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except per share amounts)

	December 31,	September 30,
	2004	2004
Assets
Current assets:
Cash and cash equivalents	$15,917	$13,453
Short-term investment securities	94,059	55,000
Accounts receivable, net of allowance for doubtful accounts of $6,220 and $5,517	20,800	20,329
Receivable from Sprint	22,749	23,601
Inventories	4,672	3,052
Prepaid expenses	1,519	983
Other current assets	1,048	23

Total current assets	160,764	116,441
Property and equipment, net of accumulated depreciation and amortization of $192,814 and $177,729	130,809	144,324
Financing costs	4,621	3,071
Direct subscriber activation costs	1,680	1,846
Other assets	965	965

Total assets	$298,839	$266,647

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,275	$2,128
Accrued expense	23,977	18,967
Payable to Sprint	39,954	40,879
Deferred revenue	9,567	9,107
Current maturities of long-term debt	—	21,200

Total current liabilities	74,773	92,281
Deferred subscriber activation fee revenue	2,843	3,172
Other long-term liabilities	3,176	3,090
Long-term debt, excluding current maturities	312,478	248,396

Total liabilities	393,270	346,939

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 11,827,483 and 11,768,058 shares issued and outstanding at December 31, 2004 and September 30, 2004	118	118
Additional paid-in-capital	1,047,676	1,046,551
Accumulated deficit	(1,142,225)	(1,126,961)

Total stockholders’ deficit	(94,431)	(80,292)

Total liabilities and stockholders’ deficit	$298,839	$266,647

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

AIRGATE PCS, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Quarters Ended
	December 31,
	2004	2003
Revenue:
Service revenue	$65,172	$62,173
Roaming and wholesale revenue	22,301	16,483
Equipment revenue	4,739	2,847

Total revenue	92,212	81,503

Operating Expense:
Cost of service and roaming (exclusive of depreciation and amortization as shown separately below)	48,800	42,465
Cost of equipment	10,239	6,586
Selling and marketing expense	15,423	14,125
General and administrative expense	5,020	6,407
Non-cash stock compensation expense	497	106
Depreciation and amortization of property and equipment	15,993	11,767
Loss (gain) on disposal of property and equipment	293	(2)

Total operating expense	96,265	81,454

Operating (loss) income	(4,053)	49
Interest income	530	157
Interest expense	(8,750)	(11,316)
Loss on early extinguishment of debt	(2,991)	—

Loss from continuing operations before income tax	(15,264)	(11,110)
Income tax	—	—

Loss from continuing operations	(15,264)	(11,110)
Discontinued Operations:
Gain on disposal of discontinued operations net of $0 income tax expense	—	184,115

Income from discontinued operations	—	184,115

Net income (loss)	$(15,264)	$173,005

Basic and diluted weighted-average number of shares outstanding	11,771,458	5,192,238

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(1.30)	$(2.14)
Income from discontinued operations	—	35.46

Net income (loss)	$(1.30)	$33.32

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AirGate PCS Announces First Quarter Fiscal 2005 Results

February 8, 2005

AIRGATE PCS, INC.
Non-GAAP Financial Measures and Key Operating Statistics
(Unaudited)

	For the Quarters Ended December 31,
			Increase	Increase
	2004	2003	(Decrease)	(Decrease) %
Total subscribers, end of period	400,312	359,898	40,414	11.2%
Subscriber gross additions	51,931	35,601	16,330	45.9%
Subscriber net additions	15,775	438	15,337	3501.6%
Churn	2.72%	3.10%	(0.38%)	N/M
Wholesale subscribers, end of period	23,472	—	23,472	100.0%
ARPU	$55.36	$57.62	$(2.26)	(3.9%)
CPGA	$309	$437	$(128)	(29.3%)
EBITDA (in thousands)	$11,940	$11,816	$124	1.0%

	For the Quarters Ended December 31,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Loss from continuing operations	$(15,264)	$(11,110)	$(4,154)	(37.4%)
Plus: depreciation and amortization of property and equipment	15,993	11,767	4,226	35.9%
Less: interest income	530	157	373	237.6%
Plus: loss on early extinguishment of debt	2,991	—	2,991	100.0%
Plus: interest expense	8,750	11,316	(2,566)	(22.7%)

EBITDA	$11,940	$11,816	$124	1.0%

	For the Quarters Ended December 31,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
Service revenue (in thousands)	$65,172	$62,173	$2,999	4.8%
Average subscribers	392,425	359,679	32,746	9.1%
ARPU	$55.36	$57.62	$(2.26)	(3.9%)

	For the Quarters Ended December 31,
			Increase	Increase
	2004	2003	(Decrease) $	(Decrease) %
	(In thousands, except gross additions data)
Selling and marketing expense	$15,423	$14,125	$1,298	9.2%
Plus: activation costs	166	221	(55)	(24.9%)
Plus: cost of equipment	10,239	6,586	3,653	55.5%
Less: cost of existing subscribers, net	(5,038)	(2,532)	(2,506)	99.0%
Less: equipment revenue	(4,739)	(2,847)	(1,892)	(66.5%)

Total subscriber acquisition costs	$16,051	$15,553	$498	3.2%

Gross additions	51,931	35,601	16,330	45.9%
CPGA	$309	$437	$(128)	(29.3%)

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